UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

Duke Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip Code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Duke Energy Corporation	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy Corporation	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy Corporation	Depositary Shares, each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Duke Energy Corporation	3.10% Senior Notes due 2028	DUK 28A	New York Stock Exchange LLC

Duke Energy Corporation	3.85% Senior Notes due 2034	DUK34	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 6, 2023, Duke Energy Corporation (the “Corporation”) completed the sale of $1,725,000,000 aggregate principal amount of 4.125% Convertible Senior Notes due 2026 (the “Notes”), which included an additional $225,000,00 aggregate principal amount of Notes purchased pursuant to the full exercise of the option granted to the Initial Purchasers (as defined herein) pursuant to the Purchase Agreement (as defined herein), in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold under a purchase agreement (the “Purchase Agreement”) dated April 3, 2023 among the Corporation and the initial purchasers (the “Initial Purchasers”) party thereto. The Notes bear interest at a fixed rate of 4.125% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2023. The Notes will be convertible into cash or a combination of cash and shares of the Corporation’s common stock, $0.001 par value per share (“Common Stock”), as described below. The Notes are senior unsecured obligations of the Corporation, and will mature on April 15, 2026, unless earlier converted or repurchased in accordance with their terms.

The Corporation issued the Notes pursuant to an indenture (the “Indenture”), dated as of April 6, 2023 by and between the Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Prior to the close of business on the business day immediately preceding January 15, 2026, the Notes will be convertible at the option of the holders only under certain conditions. On or after January 15, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at their option at any time at the conversion rate then in effect, irrespective of these conditions.

The Corporation will settle conversions of the Notes by paying cash up to the aggregate principal amount of the Notes to be converted and paying or delivering, as the case may be, cash, shares of its Common Stock or a combination of cash and shares of its Common Stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The conversion rate for the Notes will initially be 8.4131 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $118.86 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 25% over the last reported sale price of the Common Stock on the New York Stock Exchange on April 3, 2023. The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The Corporation may not redeem the Notes prior to the maturity date.

If the Corporation undergoes a Fundamental Change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Corporation to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, if a Make-Whole Fundamental Change (as defined in the Indenture) occurs, the Corporation may be required, in certain circumstances, to increase the conversion rate for any Notes converted in connection with such Make-Whole Fundamental Change by a specified number of shares of its Common Stock.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 33% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be the Corporation’s direct, unsecured and unsubordinated obligations, ranking equally in priority with all of the Corporation’s existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of the Corporation’s existing and future subordinated debt.

The disclosure in this Item 2.03 is qualified in its entirety by the provisions of the Indenture, together with the form of global note evidencing the Notes included therein, which is filed as Exhibit 4.1 hereto. Such exhibit is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information included or incorporated by reference in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K. The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The Notes and the underlying shares of Common Stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Initially, the maximum number of shares of Common Stock issuable upon conversion of the Notes, including pursuant to any increase in the conversion rate for any Notes converted in connection with a Make-Whole Fundamental Change, is 18,140,618, subject to anti-dilution adjustments.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of April 6, 2023 by and between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, and form of global note included therein

104	Cover Page Interactive Data file (the Cover Page Interactive Data file is embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 6, 2023

	By:	/s/ Robert T. Lucas III
		Name:	Robert T. Lucas III
		Title:	Assistant Corporate Secretary